United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 12, 2008
GENERAL NUTRITION CENTERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-144396	72-1575168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222

(Address of Principal Executive Offices)                                        (Zip Code)
Registrant’s telephone number, including area code (412) 288-4600
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 12, 2008, Ares Corporate Opportunities Fund II, L.P. (“Ares”) and Ontario Teachers’ Pension Plan Board (“Teachers’), the majority stockholders of GNC Acquisition Holdings Inc. (“Holdings”), which is the parent company of General Nutrition Centers, Inc. (“Centers,” and together with Holdings, “GNC”), amended and restated that certain Stockholders Agreement (the “Stockholders Agreement”), dated as of March 16, 2007, among Holdings, Ares, Teachers and the other parties thereto. Through a voting agreement, the amendment gives each of Ares and Teachers the right to designate four members of Holdings’ board of directors (or, at the sole option of each, five members of the board of directors, one of which shall be independent) for so long as they or their respective affiliates each own at least 10% of the outstanding common stock of Holdings.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
   (d) Appointment of Director
     In connection with her appointment as President and Chief Merchandising and Marketing Officer of GNC, Beth J. Kaplan was appointed a member of the board of directors of each of Holdings and Centers, effective February 12, 2008. See the disclosure under Item 5.03 of this current report, which is incorporated herein by reference.
   (e) Entry into and Amendment to Material Compensatory Plan
     The board of directors of Holdings has approved an amendment to the GNC Acquisition Holdings Inc. 2007 Stock Incentive Plan (the “Incentive Plan”), which increased by 2,000,000 to 10,419,178, the number of shares of Class A Common Stock of the Company reserved for issuance under the Incentive Plan. Ares and Teachers, as the majority stockholders of Holdings, have approved the amendment to the Incentive Plan.
     The board of directors has also approved the 2008 incentive compensation plan (the “2008 Bonus Plan”), under which certain directors and officers are eligible for cash bonuses based on their employment agreement or, if there is none, by the compensation committee based on the achievement of certain financial performance goals by GNC. The 2008 Bonus Plan has terms similar to the 2007 incentive compensation plan (the “2007 Bonus Plan”). Based on GNC’s financial performance in 2007, each of its executive officers will receive an amount prorated between the maximum and target payouts under the 2007 Bonus Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
   (a) Amendment to Bylaws
     Effective February 12, 2008, the board of directors and majority stockholders of Holdings approved an amendment to Holdings’ bylaws, that expanded the maximum size of its board from nine members to eleven members, the exact number of which will be set from time to time by the board. The text of the amendment to the bylaws is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished as part of this Report:

Exhibit Number	Description

3.1	Text of Amendment to GNC Acquisition Holdings Inc. Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 14, 2008

GENERAL NUTRITION CENTERS, INC.
By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President and Chief Legal Officer

Exhibit Index

Exhibit Number	Description

3.1	Text of Amendment to GNC Acquisition Holdings Inc. Bylaws

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